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                                                                   EXHIBIT 23(E)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 21, 1997, except for Note 10 as to which the date is October 24, 1997, with respect to the financial statements of Bronco Hi-Lift, Inc. in the Registration Statement (Form S-1 No. 333-xxxxx) and related Prospectus of United Rentals, Inc. for the registration of 22,745,214 shares of its common stock filed with the Securities and Exchange Commission on December 3, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
December 2, 1997